EXHIBIT 99.1

First Mid-Illinois Bancshares Announces Pricing of Common Stock Offering

MATTOON, Ill., June 13, 2018 (GLOBE NEWSWIRE) -- First Mid-Illinois Bancshares, Inc. (“First Mid”) (NASDAQ:FMBH) announced today the pricing of an underwritten public offering of 947,368 shares of First Mid’s common stock at a price to the public of $38.00 per share for anticipated aggregate gross proceeds of approximately $36,000,000.  The net proceeds to First Mid, after deducting underwriting discounts and commissions and estimated offering expenses, are expected to be approximately $34,000,000.  The shares priced today include the underwriters’ exercise of its option to purchase from First Mid up to an additional 15% of shares of the Company’s common stock. First Mid intends to use the proceeds from the offering for general corporate purposes, including, but not limited to, additions to working capital and to support organic growth or possible additional future acquisitions of other financial institutions, including in connection with its previously announced proposed acquisition of SCB Bancorp, Inc., if it is completed.  First Mid expects the offering to close, subject to customary closing conditions, on or about June 15, 2018.

FIG Partners, LLC is acting as sole book-running manager of the offering and Sandler O’Neill & Partners, L.P and D.A. Davidson & Co. are acting as co-managers.

The offering of common stock is being made pursuant to an effective shelf registration statement on Form S-3 (File No. 333-216855) filed by First Mid with the Securities and Exchange Commission (“SEC”) and only by means of a prospectus supplement and accompanying base prospectus.  Before you invest, you should read the prospectus supplement and accompanying base prospectus, along with the other documents that the Company has filed with the SEC for more complete information about the Company and this offering.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy the securities described herein, nor shall there be any offer or sale of these securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.  The offering will only be made pursuant to the prospectus and accompanying base prospectus relating to the offering, which, when available, can be obtained without charge by visiting the SEC’s website at www.sec.gov, or by contacting FIG Partners, LLC, 1475 Peachtree Street NE, Suite #800, Atlanta, GA 30309, attention of Lozan Aleksandrov, Deputy of Capital Markets, e-mail: laleksandrov@figpartners.com.

About First Mid: First Mid is a $3.3 billion community-focused organization that provides financial services through a network of 59 banking centers in 42 Illinois, Missouri and Indiana communities.  First Mid also has approximately $1.5 billion in assets under management through its trust and wealth management division and offers insurance services under First Mid Insurance Group.  The stock is traded on The NASDAQ Stock Market LLC under the ticker symbol “FMBH”.

Forward Looking Statements
This news release contains forward-looking statements about First Mid-Illinois Bancshares, Inc. for which First Mid claims protection of the safe harbor provisions contained in the Private Securities Litigation Reform Act of 1995.  Forward-looking statements, which are based on certain assumptions and describe future plans, strategies and expectations of First Mid, are identified by use of the words “believe,” “expect,” “intend,” “anticipate,” “estimate,” “project,” or similar expressions.  Actual results could differ materially from the results indicated by these statements because the realization of those results is subject to many risks and uncertainties, including those described in Item 1A – “Risk Factors” and other sections of First Mid’s Annual Report on Form 10-K and First Mid’s other filings with the SEC.  Furthermore, forward-looking statements speak only as of the date they are made.  All written or oral forward-looking statements that we make, or that are attributable to us, are expressly qualified by this cautionary.  Except as required under the federal securities laws or the rules and regulations of the SEC, we do not undertake any obligations to update or review any forward-looking information, whether as a result of new information, future events or otherwise.

First Mid Investor Contact:
Aaron Holt
VP, Shareholder Relations
217-258-0463
aholt@firstmid.com